Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Post-Effective Amendment to Form S-1 of our report dated March 31, 2026, relating to the consolidated financial statements of Twenty One Capital, Inc. (the “Company”) to December 31, 2025, which is incorporated by reference in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

March 31, 2026